Exhibit 3.5

RESTATED CERTIFICATE OF INCORPORATION

OF WORLD AIRWAYS, INC.,

a Delaware Corporation

World Airways, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “GCL”), does by its authorized undersigned officers hereby certify that:

ONE:                      The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 29, 1948 under the name “World Airways Incorporated.”

TWO:                    This Amended and Restated Certificate of Incorporation amends and restates the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 22, 1984 and amended on March 30, 1987, December 28, 1989 and February 2, 1994 by substituting the text set forth in FOUR below for the text of such Restated Certificate of Incorporation, as amended.

THREE:                 By special meeting of the Board of Directors held on July 27, 1995 and by unanimous written consent in lieu of a meeting of the holders of the outstanding voting capital stock of the Corporation on the same date, and in compliance with Sections 242 and 245 of the GCL, this Restated Certificate of Incorporation was proposed by the Board of Directors and was adopted by the stockholders of the Corporation.

FOUR:                   The Certificate of Incorporation of said Corporation shall be amended and restated to read in full as follows:

Article I

The name of the Corporation is WORLD AIRWAYS, INC.

Article II

The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.  The name of its registered agent at that address is The Corporation Trust Company.

Article III

The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

Article IV

The aggregate number of shares of capital stock which the Corporation shall have authority to issue is forty-five million (45,000,000) shares of which forty million (40,000,000) shall be Common Stock, par value ($.001) per share, and five million (5,000,000) shall be shares of Preferred Stock, par value ($.001) per share.

A.            Common Stock.

1.             Voting Rights.  The holders of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law on all matters submitted to a vote at any meeting of shareholders.

2.             Divided Rights.  Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

B.            Preferred Stock.

1.             General.  The Preferred Stock may be issued from time to time in one or more classes or series, with such distinctive designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issue of shares of a particular series, and in such resolution or resolutions providing for the issue of shares of such series the Board of Directors is expressly authorized to fix:

a.             The annual or other period dividend rate for such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, and the extent of participation rights, if any;

b.             The redemption price or prices, if any, for such series and other terms and conditions on which such series may be retired and redeemed;

c.             The obligation, if any, of the Corporation to purchase and retire or redeem shares as a sinking fund or otherwise, and the terms and conditions of any such redemption;

d.             The designation and maximum number of shares of such series issuable;

e.             The right to vote, if any, with holders of shares of any other class or series and any right to vote as a separate voting group, either generally or as a condition to specified corporate action;

f.              The amount payable upon shares in event of involuntary liquidation;

g.             The amount payable upon shares in event of voluntary liquidation;

h.             The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation and the terms and conditions of any such conversion; and

i.              Such other rights as may be specified by the Board of Directors and not prohibited by law.

All shares of Preferred Stock of any one series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided herein or in the resolution or resolutions providing for the issue of a particular series.  In case dividends on all shares of Preferred Stock for any quarterly dividend period are not paid in full, all such shares shall participate ratably in any partial payment of dividends for such period in proportion to the full amounts of dividends for such period to which they arc respectively entitled.

Article V

The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law.  Upon the effective date of the Amended and Restated Certificate of Incorporation, the number of directors shall be divided into three (3) classes, as nearly equal in number as may be.  Directors designated Class I shall serve in the first instance until the annual meeting of the stockholders immediately following the effective date of this Amended and Restated Certificate of Incorporation (the “First Annual Meeting”), and until their successors shall have been properly elected and shall qualify; and thereafter for a three-year term.  Directors designated Class II and Class III shall serve in the first instance until the second and third meetings of the stockholders to be held after the First Annual Meeting, respectively, and until their successors shall have been properly elected and shall qualify; and thereafter for three-year terms.  The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws.  Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, a Director may be removed only with cause.

Article VI

At no time shall more than twenty-five percent (25%) of the voting interest of the Corporation be owned or controlled by persons who are not “Citizens of the United States” (as such term is defined in Section 101 of the Federal Aviation Act of 1958, as amended, (Title 49 United State Code), or as the same may be from time to time amended)) (“Non-Citizens”).  In the event that Non-Citizens shall own (beneficially or of record) or have voting control over any shares of Common Stock of the Corporation, the voting rights of such persons shall be subject to automatic suspension to the extent required to ensure that the Corporation is in compliance with applicable provisions of law and regulations relating to ownership or control of a U.S. carrier.

The Bylaws shall contain provisions to implement this Article VI, including without limitation, provisions restricting or prohibiting transfer of shares of voting stock to Non-Citizens and provisions restricting or removing voting rights as to shares of voting stock owned or controlled by Non-Citizens.  Any determination as to ownership, control or citizenship made by the Board of Directors shall be conclusive and binding as between the Corporation and any stockholder for purposes of this Article VI.

Article VII

The Board of Directors may make, alter or repeal the Bylaws of the Corporation, provided, however, that any provisions of the Bylaws adopted or required to be adopted pursuant to the Delaware General Corporation Law, by the stockholders of the Company may only be made, altered or repealed by the stockholders of the Corporation.

Article VIII

The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the Delaware General Corporation Law as from time to time in effect.  A Director of this Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those specific breaches and acts or omissions with respect to which the Delaware General Corporation Law expressly provides that this provision shall not eliminate or limit such personal liability of Directors.  The modification or repeal of this Article VIII shall not affect the restriction hereunder of a Director’s personal liability for any act or omission occurring prior to such modification or repeal.

Article IX

The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity while holding such office and to action while serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation.  In connection with the indemnification provided by Section 145 of the Delaware General Corporation Law and under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, expenses incurred by a Director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in accordance with Section 145 of the Delaware General Corporation Law or as authorized in the Bylaws of the Corporation.

Article X

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the Corporation by its duly authorized officers this 3rd day of October, 1995.

WORLD AIRWAYS, INC.

	By:	/s/ T. Coleman Andrews, III
T. Coleman Andrews, III
Chairman and CEO

[Seal]

Attest:

/s/ Cathy Run
Cathy Run
Assistant Secretary

FIRST CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
WORLD AIRWAYS, INC.

a Delaware Corporation

World Airways, Inc., a corporation organized and existing tinder the laws of the State of Delaware, does hereby certify:

1.                                       The name of the corporation is “World Airways, Inc.”

2.                                       The Restated Certificate of Incorporation of World Airways, Inc. is amended by deleting the first paragraph of Article IV of the Restated Certificate of Incorporation of World Airways, Inc, in its entirety, and inserting 21 new first paragraph of Article IV in lieu thereof, as follows:

“The aggregate number of shares of capital stock which the Corporation shall have authority to issue is one hundred and five million (105,000,000) shares of which one hundred million (100,000,000) shall be Common Stock, par value ($.001) per share, and five million (5,000,000) shall be shares of Preferred Stock, par value ($.001) per share.”

3.                                       The board of directors of the Corporation, the requisite majority of the outstanding stock of the Corporation entitled to vote thereon, and the requisite majority of outstanding stock of each class of the Corporation entitled to vote thereon as a class, duly adopted the foregoing amendment to the Restated Certificate of Incorporation of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.                                       This First Certificate of Amendment to the Restated Certificate of Incorporation of World Airways, Inc. shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

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THE UNDERSIGNED, for the purpose of amending the Restated Certificate of Incorporation of World Airways, Inc. pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly has hereunto set my hand this 21st day of June, 2002.

World Airways, Inc.

By:	/s/ Cindy M. Swinson
Name:	Cindy M. Swinson
Title:	General Counsel / Corporate Secretary

CERTIFICATE OF CORRECTION

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

WORLD AIRWAYS, INC.

It is hereby certified pursuant to Section 103(f) of the General Corporation Law of the State of Delaware (“DGCL”) that:

I.                                         The name of the corporation is WORLD AIRWAYS, INC. (the “Corporation”).

II.                                     That the Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on October 4, 1995 (the) “Certificate of Incorporation”), as amended by the First Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State on June 24, 2002, requires correction as permitted by Section 103 of the DGCL.

III.                                 The inaccuracies to be corrected in said instrument are as follows:

First:  The first paragraph of Article IV incorrectly sets forth the par value of the capital stock in parenthesis.

Second:  Article V incorrectly defines and uses the term “First Annual Meeting.”

IV.                                 The portions of the instrument in corrected form are as follows:

First:  The first paragraph of Article IV, as corrected, shall read as follows:

“The aggregate number of shares of capital stock which the Corporation shall have authority to issue is one hundred and five million (105,000,000) shares of which one hundred million (100,000,000) shall be Common Stock, par value $.001 per share, and five million (5,000,000) shall be shares of Preferred Stock, par value $.001 per share.”

Second:  The text of Article V, as corrected, shall read as follows:

“The business of the Corporation shall be managed wider the direction of the Board of Directors except as otherwise provided by law.  Upon the effective date of the Amended and Restated Certificate of Incorporation, the number of directors shall be divided into three (3) classes, as nearly equal in number as may be.  Directors designated Class I shall serve in the first instance until the annual meeting of the stockholders immediately following the effective date of this Amended and Restated Certificate of Incorporation, and until their successors shall have been properly elected and shall qualify; and thereafter for a three-year term.  Directors designated Class II and Class III shall serve in the first instance until the second and third meetings of the stockholders to be held after the effective date of this Amended and Restated Certificate of Incorporation, respectively, and until their successors shall have been properly elected and shall qualify; and thereafter for three-year terms.  The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws.  Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, a Director may be removed only with cause.”

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IN WITNESS WHEREOF, this Certificate of Correction has been duly executed under the seal of the Corporation by its duly authorized officers as of the 7th day of January, 2005.

WORLD AIRWAYS, INC.

		By:	/s/ Randy J. Martinez
			Name:	Randy J. Martinez
			Title:	President and Chief Executive Officer

[SEAL]

ATTEST:

/s/ Mark M. McMillin
Name:	Mark M. McMillin
Title:	Assistant Secretary

CERTIFICATE OF MERGER

OF

WORLD MERGER SUBSIDIARY, INC.
(a Delaware Corporation)

WITH AND INTO

WORLD AIRWAYS, INC,
(a Delaware Corporation)

World Airways, Inc., a Delaware corporation, for the purpose of effecting a merger pursuant to Section 251 of the General Corporation Law of the State of Delaware, hereby certifies that:

1.                                       The constituent corporations participating in the merger herein certified are:

(a)           World Airways, Inc., a Delaware corporation (the “Company”); and

(b)                                 World Merger Subsidiary, Inc., a Delaware corporation (the “Merger Sub”).

2.                                       The Agreement and Plan of Merger, dated as of January 10, 2005 (the “Plan of Merger”, by and among the Company, World Air Holdings, Inc., a Delaware corporation, and Merger Sub has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware, and each of the conditions specified in Section 251 have been satisfied.

3.                                       The surviving corporation in the merger herein certified is World Airways, Inc. (the “Surviving Corporation”).

4.                                       The following amendments to the Certificate of Incorporation of the Surviving Corporation shall be effected by the Merger:

(a)                                  The text of Article IV of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows:

“The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 10,000 shares of Common Stock, par value $.001 per share.  The holders of the Common Stock shall have the right to one vote for each share of Common Stock held, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law on all matters submitted to a vote at any meeting of stockholders.  The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.”

(b)                                 A new Article XI shall be added to the Certificate of Incorporation of the Surviving Corporation which shall read in its entirety as follows:

“Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that requires for its adoption under the Delaware General Corporation Law or this Amended and Restated Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to and in accordance with Section 251(g) of the Delaware General Corporation Law, require, in addition, the approval of the stockholders of World Air Holdings, Inc., a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the Delaware General Corporation Law or this Amended and Restated Certificate of Incorporation.”

5.                                       The executed Plan of Merger is on file at the principal place of business of the Surviving Corporation.  The address of the principal place of business of the Surviving Corporation is The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.

6.                                       A copy of the Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

7,                                       The merger shall be effective upon filing with the Secretary of State of the State of Delaware on January 10, 2005.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the 10th day of January, 2005.

WORLD AIRWAYS, INC.

By:	/s/ Randy J. Martinez
	Name:	Randy J. Martinez
	Title:	Chief Executive Officer and President

SECOND CERTIFICATE OF AMENDMENT

TO THE RESTATED CERTIFICATE OF INCORPORATION

OF

WORLD AIRWAYS, INC.

A Delaware Corporation

World Airways, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  The Board of Directors of World Airways, Inc., duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of World Airways, Inc., declaring said amendment to be advisable and in the best interest of World Airways, Inc. and its stockholders.

SECOND:  The Board of Directors resolved that the text of Article IV of the Amended Certificate of Incorporation of World Airways, Inc. should be deleted in its entirety and replaced with the following language:

“The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 10,000 shares of common stock, par value $.001 per share.  The holders of the Common Stock shall have the right to one vote for each share of Common Stock held, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law on all matters submitted to a vote at any meeting of stockholders.  The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds of the Corporation legally available therefore, such dividends as may be declared from time to time by the Board of Directors.”

THIRD:  The Board of Directors resolved that a new Article XI shall be added to the Amended Certificate of Incorporation of World Airways, Inc. which shall read in its entirety as follows:

“Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that requires for its adoption under the Delaware General Corporation Law or this Restated Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to and in accordance with Section 251(g) of the Delaware General Corporation Law, require, in addition, the approval of the stockholders of World Air Holdings, Inc., a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the Delaware General Corporation Law or this Restated Certificate of Incorporation.”

FOURTH:  That said amendment was duly adopted in accordance with the provisions of Section 242(g) of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, World Airways, Inc, has caused this Second Certificate of Amendment to the Restated Certificate of Incorporation to be signed by Randy Martinez, its President and Chief Executive Officer, and authorized officer, and attested by Mark M. McMillin, its Assistant General Counsel and Corporate Secretary this 10th day of January, 2005.

WORLD AIRWAYS, INC.

	By:	/s/ Randy Martinez
Randy Martinez
Chief Executive Officer

Attested:

/s/ Mark M. McMillin

Mark M. McMillin

Assistant General Counsel and Corporate Secretary